UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2007

MRS. FIELDS FAMOUS BRANDS, LLC
(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-7050
801-736-5600
(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 2, 2007, Pretzelmaker Franchising, LLC (“Pretzelmaker”), a wholly-owned subsidiary of the registrant, Mrs. Fields Famous Brands, LLC, approved a fully executed copy of a Product Supply Agreement dated as of June 19, 2007 (the “Supply Agreement”) between Pretzelmaker and Layton Dough, a division of Smith’s Food & Drug Centers, Inc. (“Layton”).  Layton produces Pretzelmaker’s proprietary frozen pretzel dough for sale to designated distributors, who purchase the products for resale to Pretzelmaker franchisees.  The Supply Agreement has an initial term of one year and provides for automatic renewals for subsequent one-year periods unless either party gives at least 180 days prior notice of its intent to terminate.  The Supply Agreement also includes provisions related to licensing of Pretzelmaker’s marks for purposes of production, pricing, payment, invoicing and collection, inventory controls, quality standards and assurance, indemnification and confidentiality.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President and Chief Legal Officer

Date: July 9, 2007